SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

               Date of Report:  February 19, 1998
       (Date of earliest event reported) December 15, 1997


                 Commission File Number: 33-1624


                  CERTIFICATES OF PARTICIPATION
                        BK I REALTY INC.
                     BK III RESTAURANTS INC.
      Exact Name of Registrant as Specified in its Charter



       New York                                      13-3100473
State or Other Jurisdiction                          13-3178423
of IncorporationI.R.S.                       Employer Identification No.


Attn.: Andre Anderson
3 World Financial Center, 29th Floor, NY, NY          10285-2900
Address of Principal Executive Offices                Zip Code

                         (212) 526-3237
       Registrant's Telephone Number, Including Area Code



Item 5. Other Events

As outlined in proxy statements to the limited partners of Burger King Limited Partnership I ("BKI") and Burger King Limited Partnership III ("BKIII") (together, the "Partnerships"), dated November 12, 1997 (the "Proxy"), a Special Meeting of limited partners of the Partnerships was held on December 15, 1997 at 10 a.m. at which, pursuant to the terms of the respective Partnership Agreements, the limited partners had the right to disapprove of a proposed sale (the "Sale") of BKI's remaining nine restaurant properties and BKIII's remaining twenty-two restaurant properties (together, the "Properties"). Limited partners holding a majority in interest of the outstanding limited partnership units of either Partnership did not, by means of the Proxy, disapprove the Sale and as a result, the respective general partners of the Partnerships pursued negotiations and completed the sale of the Partnerships' Properties (see below). Reference is made to definitive Proxy Statements of BKI and BKIII filed with the Commission on November 12, 1997.


Item 2. Disposition of Assets

On December 19, 1997, the Partnerships completed the sale of the Properties to U.S. Restaurant Properties Operating L. P. (the "Buyer"), an unaffiliated third party, for gross proceeds of $22,400,000 ($6,400,000 to BKI and $16,000,000 to
BKIII). The selling price was determined by arms-length negotiations between the respective Partnerships and the Buyer. After establishing reserves for the payment of all outstanding liabilities and remaining general and administrative expenses of the Partnerships, liquidating distributions were made to the limited partners of each Partnership A final cash distribution in the amount of $139.02 per Unit, representing Certificates of Participations's ("COPs") share of the net proceeds of the Sale, was paid on December 31, 1997.

The Partnerships and COPs were dissolved effective December 31, 1997. For additional information regarding the Sale, reference is made to Form 8-K s for BKI and BKIII filed with the Commission on December 9, 1997.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CERTIFICATES OF PARTICIPATION
                               BK I REALTY INC.
                               BK III RESTAURANTS INC.

                               BY: BK I REALTY INC.
                                   BK III RESTAURANTS INC.
                                   Registrant

Date: February 19, 1998        BY: /s/Kenneth F. Boyle
                                   Name:  Kenneth F. Boyle
                                   Title: President and
                                          Chief Financial Officer